Exhibit 99.1

New World Brands’ TELES USA Division Delivers

Class 4 TELES Switch to World Communications Group Services, Ltd. (WCGS)

Eugene, Oregon—March, 20, 2008—New World Brands, Inc. (OTCBB:NWBD:OB), through its TELES USA division, has signed an agreement with World Communications Group Services, Ltd. (WCGS) for a TELES.MGC Class 4 softswitch to be installed later this month for operation by WCGS.

The TELES.MGC is a voice over Internet (VoIP) distributed media gateway controller switching solution that serves as a Next Generation Network (NGN) platform and will provide tandem switching services to numerous WCGS customers. WCGS will leverage the standards-based interfaces of the TELES.MGC to provide a solution fully integrated with their internally developed monitoring and management software. “The TELES softswitch will be an integral part of our strategy to move more aggressively into providing VoIP based services to our client base,” commented Arnie Goodstein, the CEO of WCGS. The Amityville, NY-based company also plans to capitalize on the TELES.MGC’s extensive feature set as the foundation for its next generation of IP-based, pre-paid, calling card telephony solutions.

The TELES Media Gateway Controller (MGC) is a carrier-grade scalable platform (media gateway controller and full-featured Class 4 softswitch) which enables network operators to migrate to Next Generation Networks (NGNs). The softswitch offers carriers an alternative to the traditional means of routing calls by using Internet bandwidth rather than telephone lines to process calls. It allows greater flexibility in call routing, shorter set-up times to interconnect with other carriers and cost savings.

Many leading telecom companies around the world have successfully deployed TELES Class 4 solutions to support subscriber bases in excess of 2 million users. “With the proven track record of the TELES NGNs around the world, we are looking forward to offering these solutions to our US client base,” stated Jason Johnson, EVP Sales and Services of TELES USA. With successful implementations at global telecom leaders like Telecom Italia, Freenet, and Batelco Jordan, TELES has established a reputation as global leader in carrier-grade, IP-based communications solutions.

About New World Brands

New World Brands, Inc. is a global solutions provider synthesizing the wide-ranging proficiency of a VAR and the expertise of a service provider together with the cutting-edge mentality of an innovative research and development team. Our multi-divisional approach is designed to help businesses deploy the most effective technologies available in the evolving IP marketplace.

For more information, please visit our website at http://www.nwbtechnologies.com.

About World Communications Group Services

WCGS is a technical services company that specializes in switch rental-colocation and consulting services. With switching locations at 111 8th Ave, NYC and One Wilshire, Los Angeles CA, WCGS serves many of the telecom industry’s leading wholesale carriers and prepaid calling card providers. WCGS is a leading provider of telecommunications switching solutions focused on platform rental and partitioning for wholesale carriers in the prepaid calling card industry. WCGS’ highly experienced management team helps its customers to become successful by allowing them to focus on sales and marketing while WCGS takes care of all of their technical needs. The company uses time-tested, proven technologies along with proprietary business solutions to enable its customers to compete cost effectively in the marketplace. WCGS is located in Amityville, NY with switching centers at 111 8th Avenue in New York City and One Wilshire, Los Angeles CA.

For more information about WCGS, please visit please visit http://www.wcgltd.com.

Safe Harbor

We caution readers that this Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise, are based on the Company’s current expectations or beliefs rather than historical facts concerning future events, and they are indicated by words or phrases such as (but not limited to) “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “intend,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. Forward-looking statements in this release also include statements about business and economic trends. Many factors may cause our actual results to differ materially from those described in forward-looking statements, including without limitation those described under “Certain Risk Factors” in our Annual Report on Form 10-KSB, as filed with the SEC on April 17, 2007, and specifically including the risk that management’s assumptions and analysis of the potential market for existing and new products, and our competitive position in that market, prove untrue, and the risk that management will not be able to successfully address changing market conditions.

Teles Communications Systems and New World Brands, Inc. also disclaim any duty to comment upon or correct information that may be contained in reports published by the investment community.

Contact:
New World Brands, Inc.
Media Contact:
Tracy M. Habecker, 541-868-2900
thabecker@nwbnetworks.com
or
World Communications Group Services, Ltd.
Media Contact:
Ron Schulman, 631-789-6668
rschulman@wcgltd.com
www.wcgltd.com